Exhibit 99.1

AFFINITY GROUP HOLDING, INC.

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

I, Joe McAdams, President and Chief Executive Officer of Affinity Group Holding, Inc., a Delaware corporation (the “Company”), hereby certify as follows:

1.                                       This statement is provided pursuant to 18 U.S.C. Section 1350 in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “Periodic Report”);

2.                                       The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3.                                       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of dates and for the periods indicated therein.

Date:  March 21, 2003

/s/ Joe McAdams
Joe McAdams
President and Chief Executive Officer

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